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                                                                      EXHIBIT 21

                            SYPRIS SOLUTIONS, INC.
                          SUBSIDIARIES OF THE COMPANY

The Company's subsidiaries as of December 31, 1998 are as follows:

(1)   Bell Technologies, Inc., a Florida corporation.

(2)   BT Holdings, Inc., a Kentucky corporation.

(3)   Group Technologies Corporation, a Florida corporation.

(4)   Metrum-Datatape, Inc., a Delaware corporation.

(5)   Tube Turns Technologies, Inc., a Kentucky corporation.